                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 670-6300
            (Name, address and telephone number of Agent for Service)

                               PECO ENERGY COMPANY

               (Exact Name of Obligor as Specified in its Charter)

                                  PENNSYLVANIA

          State or other jurisdiction of Incorporation or Organization)

                                   23-0970240

                      (I.R.S. Employer Identification No.)


                               2301 MARKET STREET
                                  P.O. BOX 8699
                                PHILADELPHIA, PA

                    (Address of Principal Executive Offices)

                                      19101
                                   (Zip Code)


                    % FIRST AND REFUNDING MORTGAGE BONDS DUE
                         (Title of Indenture Securities)

1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:
   Comptroller of the Currency
   United States Department of the Treasury
   Washington, D.C. 20219

   Federal Reserve Bank
   Richmond, Virginia 23219

   Federal Deposit Insurance Corporation
   Washington, D.C. 20429

b) Whether it is authorized to exercise corporate trust powers.

   Yes.

2. Affiliations with obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

3. Voting securities of the trustee.

   Furnish the following information as to each class of voting securities of the trustee:

   Not applicable - see answer to Item 13.

4. Trusteeships under other indentures.

   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

   Not applicable - see answer to Item 13.

5. Interlocking directorates and similar relationships with the obligor or underwriters.

    If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

    Not applicable - see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials.

    Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

     Not applicable - see answer to Item 13.

7.   Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

     Not applicable - see answer to Item 13.

8.   Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

     Not applicable - see answer to Item 13.

9.   Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

     Not applicable - see answer to Item 13.

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

     Not applicable - see answer to Item 13.

12.  Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable - see answer to Item 13.

13.  Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None

14.  Affiliations with the underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

     Not applicable - see answer to Item 13.

15.  Foreign trustee.

     Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     Not applicable - trustee is a national banking association organized under the laws of the United States.

16.  List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

__ 1. Copy of Articles of Association of the trustee as now in effect*

__ 2. Copy of the Certificate of the Comptroller of the Currency dated March 27,
      2002, evidencing the authority of the trustee to transact business*

__ 3. Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated March 27,2002*

__ 4. Copy of existing by-laws of the trustee*

__ 5. Copy of each indenture referred to in Item 4, if the obligor is in default.
       -Not Applicable.

X  6. Consent of the trustee required by Section 321(b) of the Act.
--

__ 7. Copy of report of condition of the trustee at the close of business on June 30, 2002, published pursuant to the requirements of its supervising authority**

__ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
       - Not Applicable

__ 9. Consent to service of process required of foreign trustees pursuant to
      Rule 10a-4 under the Act.
       - Not Applicable

________________________


    *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-86036.

   **Previously filed with the Securities and Exchange Commission on August 26, 2002 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-98741.


                                      NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939,the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and the Commonwealth of Pennsylvania, on the 9th day of September, 2002.



                                           Wachovia Bank, National Association



                                                        By: /s/George J. Rayzis
                                                            -------------------
                                                               George J. Rayzis
                                                                 Vice President

Exhibit T-6

                             CONSENT OF THE TRUSTEE


  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of PECO Energy Company First and Refunding Mortgage Bonds, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                            WACHOVIA BANK, NATIONAL ASSOCIATION



                                                       By: /s/ George J. Rayzis
                                                           --------------------
                                                               George J. Rayzis
                                                                 Vice President

Philadelphia, Pennsylvania

September 9, 2002